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                                                                     EXHIBIT 5.1


                                                                   July 21, 2005


Intermagnetics General Corporation
450 Old Niskayuna Road
P.O. Box 461
Latham, N.Y. 12110-0461

             Re: Registration Statement on Form S-8 Relating to the Intermagnetics General Corporation 2000 Stock Option and Stock Award Plan
                   ---------------------------------------------------------

Dear Sir or Madam:

         I am General Counsel for Intermagnetics General Corporation, a Delaware corporation (the "Company"). I have participated in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), in connection with the registration under the Act of 3,480,000 shares (the "Shares") of the Company's Common Stock, par value $.10 per share (the "Common Stock"), issuable under the Intermagnetics General Corporation 2000 Stock Option and Stock Award Plan, as amended (the "2000 Plan").

         In rendering this opinion, I have examined originals or copies, authenticated or certified to my satisfaction, of the Registration Statement, the 2000 Plan and such other documents, corporate records, and other instruments as I have deemed necessary or advisable for purposes of the opinion set forth below. I have assumed the genuineness of the signatures on all documents examined by me, the authenticity of all documents submitted to me as originals, and the conformity to all corresponding originals of all documents submitted to me as copies.

         Based on the foregoing, it is my opinion that the Shares that may be issued by the Company under the 2000 Plan have been duly authorized and, when issued, sold and delivered in accordance with the terms of the 2000 Plan and the stock option and purchase agreements to be entered into thereunder, will be validly issued, fully paid and nonassessable.

         The foregoing opinion is limited to the Delaware General Corporation
Law.




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         I consent to the use of this opinion as an exhibit to the Registration
Statement and further consent to all references to me, if any, in the Registration Statement, Prospectuses constituting a part thereof and any amendments thereto. In giving such opinion, I do not thereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder. This opinion is intended solely for use in connection with the issuance and sale of the shares subject to the Registration Statement and is not to be relied upon for any other purpose.


                                                 Very truly yours,

                                                 /s/ Katherine M. Sheehan
                                                 -------------------------------
                                                 Katherine M. Sheehan
                                                 General Counsel